Exhibit 33.2

ASSESSMENT OF COMPLIANCE WITH THE APPLICABLE SERVICING CRITERIA

The management (“Management”) of the Corporate Trust Services division of Wells Fargo Bank, National Association (the “Company”) is responsible for assessing the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regards to the servicing platform for the period as follows:

Period: As of and for the twelve months ended December 31, 2015 (the “Period”).

Platform: The platform consists of asset-backed securities (“ABS”) transactions for which the Company provides trustee (except Delaware trustee or owner trustee) and/or paying agent services and for which (i) some or all of the offered securities for such ABS transactions were publicly offered pursuant to a registration statement delivered under the Securities Act of 1933, as amended, or (ii) the offered securities for such ABS transactions were privately issued pursuant to an exemption from registration and the Company has an obligation under the transaction agreements to deliver an assessment of compliance with the applicable servicing criteria under Item 1122(d) of Regulation AB; provided however that, the platform excludes (a) any transactions for which the securities issued are mortgage-backed securities or mortgage-related asset-backed securities and (b) certain transactions for which the issuing entity has a fiscal year that ends on a date other than the end of the calendar year (the “ABS Platform”). Appendix A identifies the individual transactions defined by Management as constituting the ABS Platform for the Period.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d) applicable to the Company’s obligations in the related transaction agreements with respect to the ABS Platform for the Period, except for the following servicing criteria: 1122(d)(1)(v), 1122(d)(2)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(4)(i), 1122(d)(4)(ii), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv), which Management has determined are not applicable to the activities the Company performed with respect to the ABS Platform for the Period; provided however that, with respect to the ABS Platform (a) servicing criterion 1122(d)(3)(i)(A) is applicable only to the timeframe in which the Company distributes or makes available to investors the relevant investor reports received by the Company from the entity preparing such reports; (b) servicing criterion 1122(d)(3)(ii) is applicable only as it relates to remittances to investors; and (c) servicing criterion 1122(d)(4)(iii) is applicable only as it relates to obtaining an Officer’s Certificate from the servicer and reporting any additions, removals and substitutions to investors on the monthly distribution report (the “Applicable Servicing Criteria”).

With respect to the ABS Platform and the Period, Management provides the following assessment of the Company’s compliance with respect to the Applicable Servicing Criteria:

1. Management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

2. Management has assessed the Company’s compliance with the Applicable Servicing Criteria. In performing this assessment, Management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3. With respect to applicable servicing criterion 1122(d)(1)(ii), Management has determined that there were no activities performed during the Period with respect to the ABS Platform, because there were no occurrences of events that would require the Company to perform such activities.

4. Based on such assessment for the Period, the Company has complied, in all material respects with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assessment of the Company’s compliance with the Applicable Servicing Criteria for the Period.

WELLS FARGO BANK, National Association

By:	/s/ Bruce C. Wandersee
Bruce C. Wandersee
Title:	Senior Vice President
Dated:	February 26, 2016

Appendix A to the Company’s Assessment of Compliance with the Applicable Servicing Criteria

ABS Platform Transactions
Deal Identifier	Long Name
AMCAR103	AmeriCredit Automobile Receivables Trust 2010-3

AMCAR104	AmeriCredit Automobile Receivables Trust 2010-4

AMCAR10B	AmeriCredit Automobile Receivables Trust 2010-B

AMCAR111	AmeriCredit Automobile Receivables Trust 2011-1

AMCAR112	AmeriCredit Automobile Receivables Trust 2011-2

AMCAR113	AmeriCredit Automobile Receivables Trust 2011-3

AMCAR114	AmeriCredit Automobile Receivables Trust 2011-4

AMCAR115	AmeriCredit Automobile Receivables Trust 2011-5

AMCAR121	AmeriCredit Automobile Receivables Trust 2012-1

AMCAR122	AmeriCredit Automobile Receivables Trust 2012-2

AMCAR123	AmeriCredit Automobile Receivables Trust 2012-3

AMCAR124	AmeriCredit Automobile Receivables Trust 2012-4

AMCAR134	AmeriCredit Automobile Receivables Trust 2013-4

AMOT104	Ally Master Owner Trust 2010-4

AMOT121	Ally Master Owner Trust 2012-1

AMOT123	Ally Master Owner Trust 2012-3

AMOT124	Ally Master Owner Trust 2012-4

AMOT125	Ally Master Owner Trust 2012-5

AMOT131	Ally Master Owner Trust 2013-1

AMOT132	Ally Master Owner Trust 2013-2

AMOT133	Ally Master Owner Trust 2013-3

AMOT141	Ally Master Owner Trust 2014-1

AMOT142	Ally Master Owner Trust 2014-2

AMOT143	Ally Master Owner Trust 2014-3

AMOT144	Ally Master Owner Trust 2014-4

AMOT145	Ally Master Owner Trust 2014-5

AMOT151	Ally Master Owner Trust 2015-1

AMOT152	Ally Master Owner Trust 2015-2

AMOT153	Ally Master Owner Trust 2015-3

BANKONESER1	Chase Issuance Trust

CHASE97ABOAT	Chase Manhattan Marine Owner Trust 1997-A

CHASE97ARV	Chase Manhattan RV Owner Trust 1997-A

CITEL051*	CIT Education Loan Trust 2005-1

GMALT151	GM Financial Automobile Leasing Trust 2015-1

GMALT152	GM Financial Automobile Leasing Trust 2015-2

GMALT153	GM Financial Automobile Leasing Trust 2015-3

GREENTREE961	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-1

GREENTREE962	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-2

HART10B	Hyundai Auto Receivables Trust 2010-B

NAVIENT151	Navient Student Loan Trust 2015-1

NAVIENT152	Navient Student Loan Trust 2015-2

NAVIENT153	Navient Student Loan Trust 2015-3

NELF2004-2*	Nelnet Education Loan Funding, Inc. Student Loan Asset-Backed Notes Series 2004-2

NSLT043*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-3

NSLT044*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-4

NSLT051*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-1

NSLT052*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-2

NSLT053*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-3

NSLT054*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-4

NSLT061*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-1

NSLT062*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-2

NSLT063*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-3

NSLT071*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2007-1

NSLT081*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2008-1

NSLT082*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2008-2

NSLT083*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2008-3

NSLT084*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2008-4

NSLT092*	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2009-2

*	This transaction was inadvertently omitted from the transaction listing attached to the Company’s 2014 assessment of compliance with applicable servicing criteria. Therefore this transaction was not included in the Company’s 2014 assessment of compliance with applicable servicing criteria or the attestation report related thereto.

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ABS Platform Transactions
Deal Identifier	Long Name
OAKWOOD2000C	Oakwood Mortgage Investors Series 2000-C Senior/Subordinate Pass-Through Certificates

OAKWOOD2000D	Oakwood Mortgage Investors Series 2000-D Senior/Subordinate Pass-Through Certificates

SDART112	Santander Drive Auto Receivables Trust 2011-2

SDART121	Santander Drive Auto Receivables Trust 2012-1

SDART124	Santander Drive Auto Receivables Trust 2012-4

SDART133	Santander Drive Auto Receivables Trust 2013-3

SDART141	Santander Drive Auto Receivables Trust 2014-1

SDART144	Santander Drive Auto Receivables Trust 2014-4

SDART145	Santander Drive Auto Receivables Trust 2014-5

SDART152	Santander Drive Auto Receivables Trust 2015-2

SDART154	Santander Drive Auto Receivables Trust 2015-4

SDART155	Santander Drive Auto Receivables Trust 2015-5

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